Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350

Michael V. Shustek, as Chief Executive Officer and Director of the manager of Vestin Mortgage, Inc., the sole manager of Vestin Fund III, LLC (the “Registrant”), and Rocio Revollo, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

(1)
The Registrant’s Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  March 26, 2009

/s/ Michael V. Shustek
Michael V. Shustek*
Chief Executive Officer and Sole Director of the Manager of
Vestin Mortgage, Inc., Manager of the Registrant

Date:  March 26, 2009

/s/ Rocio Revollo
Rocio Revollo*
Chief Financial Officer of
Vestin Mortgage, Inc., Manager of the Registrant

* Michael V. Shustek and Rocio Revollo function, respectively, as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.